UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices) (Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of KAR Auction Services, Inc. (the “Company”) was held on June 5, 2017 (“Annual Meeting”).

(b)	At the Annual Meeting, the stockholders:

•    elected all nine nominees for director to the Company’s Board of Directors;

•    approved, on an advisory basis, executive compensation;

•    approved, on an advisory basis, having an advisory vote on executive compensation every year; and

•    ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2017.

The following are the final voting results for each of the four items voted on at the Annual Meeting.

1.	Election of Directors:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON VOTES
Todd F. Bourell	124,692,265	264,466	47,739	4,288,086
Donna R. Ecton	124,747,520	197,791	59,159	4,288,086
James P. Hallett	121,894,032	1,404,233	1,706,205	4,288,086
Mark E. Hill	124,683,172	274,263	47,035	4,288,086
J. Mark Howell	124,759,558	197,266	47,646	4,288,086
Lynn Jolliffe	124,691,405	265,543	47,522	4,288,086
Michael T. Kestner	124,759,142	197,081	48,247	4,288,086
John P. Larson	124,759,741	196,576	48,153	4,288,086
Stephen E. Smith	124,691,276	265,488	47,706	4,288,086

2.Advisory Vote on Executive Compensation:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
122,058,831	2,782,009	163,630	4,288,086

3.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON VOTES
118,745,369	7,017	6,192,441	59,643	4,288,086

4.	Ratification of Appointment of KPMG LLP:

FOR	AGAINST	ABSTAIN
128,924,235	322,645	45,676

(c)	Not applicable.

(d)
At a meeting held immediately after the Annual Meeting, the Board of Directors reviewed the voting results for the Annual Meeting. Based on that review, the Board determined, until the next required vote on the frequency of stockholder votes on executive compensation, to hold the advisory stockholder vote on executive compensation every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2017	KAR Auction Services, Inc.

By: /s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Executive Vice President, General Counsel and Secretary